Exhibit 10.65

August 25, 2016

Didier Cowling
Chief Executive Officer
Kuros Biosciences AG
Wagistrasse 25
8952 Schlieren
Switzerland

Dear Mr. Cowling,

This letter constitutes written notice of termination by Arbutus Biopharma Inc., and its parent company Arbutus Pharma Corp. (collectively “Arbutus”) of the License Agreement by and between Cytos Biotechnology Ltd and Oncore Biopharma, Inc. (predecessor in interest of Arbutus), dated December 30, 2014 (“Agreement”), pursuant to § 12.3 (Termination of the Agreement for Convenience) of said Agreement.

Yours truly,
/s/ Elizabeth Howard
Elizabeth Howard
Executive Vice President & General Counsel

Cc:     VISCHER AG
Aeschenvorstadt 4
4010 Basel
Switzerland
Attn: Dr. Matthias Staehelin